Rochester, New York
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
We consent to the use of our report dated February 20, 2007 with respect to the financial statements of Gold Run Inc. as of December 31, 2006 and for the period from inception (May 5, 2006) to December 31, 2006 in the Registration Statement on Form SB-2 (the "Registration Statement") and related Prospectus of Gold Run Inc. We further consent to llie reference to our firm under the heading "Experts" in the Registration Statement.
Rochester, New York
April 2, 2007.